Exhibit 10.1

SHARE REPURCHASE AGREEMENT

THIS SHARE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November 9, 2021, by and between The Hain Celestial Group, Inc., a Delaware corporation (the “Corporation”), and the stockholders of the Corporation listed on Schedule I hereto (each, a “Selling Stockholder” and, collectively, the “Selling Stockholders”), which are selling Shares (as defined below) in the Offering (as defined below).

WHEREAS, the Selling Stockholders own shares (the “Shares”) of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”);

WHEREAS, the Corporation and the Selling Stockholders propose to enter into a transaction (the “Repurchase Transaction”) whereby the Selling Stockholders shall sell to the Corporation and the Corporation shall purchase from the Selling Stockholders, the number of Shares set forth on Schedule I hereto (the “Repurchase Shares”) at the Per Share Purchase Price (as defined below); and

WHEREAS, the Selling Stockholders propose to sell through either a registered block trade or a marketed, registered underwritten public offering, in each case registered pursuant to the Securities Act of 1933, not less than 9,284,628 Shares owned by the Selling Stockholders (the “Offering”).

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

REPURCHASE

Section 1.1 Repurchase of Shares. Each Selling Stockholder shall sell to the Corporation and the Corporation shall purchase from each Selling Stockholder the number of Repurchase Shares set forth opposite such Selling Stockholder’s name on Schedule I hereto, under the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Closing (as defined below), at the per share price at which Shares are sold to the underwriter(s) net of underwriting commissions in the Offering (the “Per Share Purchase Price”).

Section 1.2 Closing.

(a) The closing of the Repurchase Transaction (the “Closing”) shall be held at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York, immediately subsequent to the satisfaction or waiver of the conditions set forth in Article V and Article VI herein (with the date upon which such satisfaction or waiver occurs being referred to here as the “Closing Date”), by telephonic meeting on such date, or at such other time, date or place as the Selling Stockholders and the Corporation may agree.

(b) At the Closing, each Selling Stockholder shall deliver:

(1)

the number of Repurchase Shares set forth opposite such Selling Stockholder’s name on Schedule I hereto accompanied by the Corporation’s duly executed stock powers relating to the Repurchase Shares; and

(2)	a completed and executed original copy of Internal Revenue Service Form W-9 or applicable Form W-8, as applicable.

(c) At the Closing, the Corporation agrees to deliver to each Selling Stockholder a dollar amount equal to the product of the Per Share Purchase Price and the number of Repurchase Shares sold by such Selling Stockholder by wire transfer of immediately available funds.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS

Each Selling Stockholder represents and warrants to the Corporation as follows:

Section 2.1 Title to Repurchase Shares. Such Selling Stockholder has good and valid title to the Repurchase Shares set forth opposite such Selling Stockholder’s name on Schedule I hereto, to be sold on the Closing Date by such Selling Stockholder, free and clear of any and all option, call contract, commitment, mortgage, pledge, security interest, lien, encumbrance, equity, adverse claim, or charge of any kind or right of others of whatever nature (collectively, a “Lien”). Such Selling Stockholder will have, immediately prior to the Closing, good and valid title to the Repurchase Shares to be sold at the Closing Date by such Selling Stockholder, free and clear of any and all Liens; and, upon delivery of such Repurchase Shares and payment therefor pursuant hereto, good and valid title to such Repurchase Shares, free and clear of any and all Liens, will pass to the Corporation.

Section 2.2 Required Consents; Authority. Except as would not impair in any material respect the ability of such Selling Stockholder to consummate its obligations hereunder, all consents, approvals, authorizations, orders and qualifications necessary for the execution, delivery and performance by such Selling Stockholder of this Agreement, and for the sale and delivery of the Repurchase Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Repurchase Shares to be sold by such Selling Stockholder hereunder. If such Selling Stockholder is a trust, corporation or fund, the execution and delivery of this Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby, including the sale of such Selling Stockholder’s Repurchase Shares set forth opposite such Selling Stockholder’s name on Schedule I hereto, has been duly authorized by all requisite trust action or corporate action or other applicable legal action, as applicable, and no other trust proceedings or corporate proceedings or other applicable legal proceedings, as applicable, on the part of such Selling Stockholder are necessary to authorize this Agreement or for such Selling Stockholder to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitutes the valid and binding obligations of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency or other equitable remedies.

Section 2.3 Receipt of Information. Such Selling Stockholder has received all the information it considers necessary or appropriate for deciding whether to consummate the Repurchase Transaction. Such Selling Stockholder has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the Corporation’s purchase of the Repurchase Shares and the business and financial condition of the Corporation, and to obtain additional information (to the extent the Corporation possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to them or to which they had access. Such Selling Stockholder has had the opportunity to discuss with its tax advisors the consequences of the Repurchase Transaction. Such Selling Stockholder has not received, nor is it relying on, any representations or warranties from the Corporation other than as provided herein, and the Corporation hereby disclaims any other express or implied representations or warranties with respect to itself.

Section 2.4 Tax Matters. Immediately after the Closing Date, such Selling Stockholder will own, actually and constructively, for purposes of Section 302 of the Internal Revenue Code of 1986, as amended (the “Code”), a number of shares of Common Stock that is less than 80% of the number of shares of Common Stock that such Selling Stockholder owned (actually and constructively, for such purposes) immediately before the Offering and the Repurchase Transaction and, accordingly, the Corporation’s purchase, on the terms and subject to the conditions set forth herein, from such Selling Stockholder of the Repurchase Shares set forth opposite such Selling Stockholder’s name on Schedule I hereto constitutes a payment in exchange for stock described in Section 302(b)(2) of the Code.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation hereby represents and warrants to the Selling Stockholders as follows:

Section 3.1 Authority Relative to this Agreement. Except as would not impair in any material respect the ability of the Corporation to consummate its obligations hereunder, the Corporation has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly and validly executed and delivered by the Corporation and constitutes the valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with its terms, except as may be limited by bankruptcy, insolvency or other equitable remedies.

Section 3.2 Approvals. Except as would not impair in any material respect the ability of the Corporation to consummate its obligations hereunder, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Corporation of this Agreement and the consummation of the transactions contemplated by this Agreement.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1 Withholding. The Corporation shall be entitled to deduct and withhold from the Per Share Purchase Price any amounts required to be deducted or withheld under applicable law. To the extent that amounts are so deducted or withheld and timely remitted to the proper taxing authority, such deducted or withheld and timely remitted amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the person in respect of which such deduction or withholding was made.

Section 4.2 Tax Treatment. The parties intend that the Corporation’s purchase of the Repurchase Shares contemplated by this Agreement be treated, for U.S. federal income tax purposes, as a payment in exchange for stock described in Section 302(b)(2) of the Code, and shall file all tax returns (including information returns) in a manner consistent with such treatment and shall not take any contrary position unless otherwise required by applicable law.

ARTICLE V

CONDITIONS TO CLOSING OF THE CORPORATION

The obligations of the Corporation to purchase the Repurchase Shares at the Closing are subject to the following:

Section 5.1 Representations and Warranties. Each representation and warranty made by each Selling Stockholder in Article II above shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

Section 5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by each Selling Stockholder on or prior to the Closing Date shall have been performed or complied with by such Selling Stockholder in all material respects.

Section 5.3 Certificates and Documents. Each Selling Stockholder shall have delivered on or prior to the Closing Date to the Corporation the deliverables referred to in Section 1.2(b).

Section 5.4 Completion of the Offering. On or prior to the Closing, the Offering shall have been consummated in accordance with the terms and conditions of any underwriting or similar agreement entered into in connection therewith.

ARTICLE VI

CONDITIONS TO CLOSING OF THE SELLING STOCKHOLDERS

The obligations of the Selling Stockholders to sell the Repurchase Shares at the Closing are subject to the following:

Section 6.1 Representations and Warranties. Each representation and warranty made by the Corporation in Article III above shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

Section 6.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Corporation on or prior to the Closing Date shall have been performed or complied with by the Corporation in all material respects.

Section 6.3 Completion of the Offering. On or prior to the Closing, the Offering shall have been consummated in accordance with the terms and conditions of any underwriting or similar agreement entered into in connection therewith.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Termination. This Agreement may be terminated at any time by the mutual written consent of each of the parties hereto. Furthermore, unless such date is extended by the mutual written consent of each of the parties hereto, this Agreement shall automatically terminate and be of no further force and effect in the event that the conditions in Section 5.4 and Section 6.3 of this Agreement have not been satisfied within ten (10) Business Days after the date hereof.

Section 7.2 Savings Clause. No provision of this Agreement shall be construed to require any party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.

Section 7.3 Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by such party (and by the Corporation, in the case of waiver by any Selling Stockholder). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 7.4 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction and a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

Section 7.5 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto and executed contemporaneously herewith, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 7.6 Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part by any party without the prior written consent of the other parties.

Section 7.7 No Third Party Beneficiaries. No person other than the parties hereto shall have any rights or benefits under this Agreement, and nothing in this Agreement is intended to, or will, confer on any person other than the parties hereto any rights, benefits or remedies.

Section 7.8 No Broker. Except as previously disclosed to each other party in writing, no party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement.

Section 7.9 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 7.10 Remedies.

(a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party shall have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 7.11 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Corporation shall be delivered to 1111 Marcus Avenue, Lake Success, New York 11042, (telephone: (516) 587-5000); Attention: General Counsel. Notices to any or all of the Selling Stockholders shall be delivered to 610 Newport Center Drive, Suite 250, Newport Beach, California 92660 (telephone: (949) 734-7900); Attention: Glenn W. Welling.

Section 7.12 Governing Law; Consent to Jurisdiction. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

Section 7.13 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” “Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first set forth above.

The Hain Celestial Group, Inc.

By:	/s/ Javier H. Idrovo
Name: Javier H. Idrovo
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Share Repurchase Agreement]

Engaged Capital Co-Invest VI, LP

By:	Engaged Capital, LLC
General Partner

By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Founder and Chief Investment Officer

Engaged Capital Co-Invest VI-B, LP
By:	Engaged Capital, LLC
General Partner

By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Founder and Chief Investment Officer

Engaged Capital Co-Invest VI-C, LP
By:	Engaged Capital, LLC
General Partner

By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Founder and Chief Investment Officer

Engaged Capital Co-Invest VI-D, LP
By:	Engaged Capital, LLC
General Partner

By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Founder and Chief Investment Officer

[Signature Page to Share Repurchase Agreement]

Engaged Capital Co-Invest VI-E, LP

By:	Engaged Capital, LLC
General Partner

By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Founder and Chief Investment Officer

[Signature Page to Share Repurchase Agreement]

SCHEDULE I

Selling Stockholder	Number of Repurchase Shares to be Sold in Repurchase Transaction
Engaged Capital Co-Invest VI, LP	0
Engaged Capital Co-Invest VI-B, LP	0
Engaged Capital Co-Invest VI-C, LP	0
Engaged Capital Co-Invest VI-D, LP	0
Engaged Capital Co-Invest VI-E, LP	1,700,000

Schedule I - 1